Exhibit 99.1


                             Joint Filing Agreement

      The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of The Ryland Group, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated:  May 6, 2009


                                      DUQUESNE CAPITAL MANAGEMENT, L.L.C.


                                      By:  /s/ Gerald Kerner
                                           -----------------
                                           Name:  Gerald Kerner
                                           Title: Managing Director




                                      STANLEY F. DRUCKENMILLER


                                      By:  /s/ Gerald Kerner
                                           -----------------
                                           Name:  Gerald Kerner
                                           Title: Managing Director







                    [JOINT FILING AGREEMENT FOR SCHEDULE 13G
                     WITH RESPECT TO THE RYLAND GROUP, INC.]